SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
May 12, 2017
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street, Hanover, Massachusetts	02339
Mailing Address:	288 Union Street, Rockland, Massachusetts	02370
(Address of Principal Executive Officers)		(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)
(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
Closing of Merger
As previously disclosed, on October 20, 2016, Independent Bank Corp. (“Independent”), the parent of Rockland Trust Company (“Rockland Trust”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Independent, Rockland Trust, Island Bancorp, Inc. (“Island Bancorp”), and The Edgartown National Bank (“Edgartown”), pursuant to which Independent would acquire Island Bancorp (the “Merger”) and Rockland Trust would acquire Edgartown, the wholly-owned bank subsidiary of Island Bancorp. The legal closing of the transactions contemplated by the Merger Agreement occurred on May 12, 2017, pursuant to which Island Bancorp was merged with and into Independent, with Independent the surviving entity, and Edgartown was merged with and into Rockland Trust, with Rockland Trust the surviving entity.
Under the terms of the Merger Agreement, each share of Island Bancorp common stock was converted into the right to receive either (i) $500.00 in cash or (ii) 9.525 shares of Independent common stock. Pursuant to the Merger Agreement, 20% of the aggregate merger consideration consisted of cash and 80% consisted of shares of Independent common stock.
Results of Merger Consideration Elections and Pro-rations
The results of the elections made by Island Bancorp shareholders pursuant to the Merger Agreement as to the form and consideration to be received due to the Merger are as follows:

•
Stock Elections: Stock elections were oversubscribed and therefore subject to the pro-ration calculations specified in the Merger Agreement, so that in the aggregate 80% of the shares of Island Bancorp common stock outstanding immediately prior to the Merger were converted into the right to receive shares of Independent common stock and the remaining 20% of the shares of the Island Bancorp common stock outstanding immediately prior to the Merger were converted into the right to receive $500.00 in cash, without interest. Due to the pro-ration required by the oversubscription of stock elections, Island Bancorp shareholders who validly elected to receive stock for all of their shares or a portion of their shares will receive 9.525 shares of Independent common stock for 88.965628% of their shares so elected and $500.00 in cash, without interest, for 11.034372% of their shares so elected.

•
Non-Elections: Island Bancorp shareholders who validly elected either the “No Preference” choice or who did not make a valid election will receive $500.00 in cash, without interest, for each share of Island Bancorp common stock held immediately prior to the Merger.

•
Cash Elections: Island Bancorp shareholders who validly elected to receive all cash will receive $500.00 in cash, without interest, for each share of Island Bancorp common stock with respect to which that election was made.

Under the terms of the Merger Agreement, cash will be issued in lieu of fractional shares. Each Island Bancorp shareholder who would otherwise have been entitled to receive a fraction of a share of Independent common stock in the Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled to receive by (ii) $63.6359, which was the volume-weighted average trading price of a share of Independent common stock on The Nasdaq Global Select Market, as reported by Bloomberg L.P., for the five consecutive trading days ending on the fifth trading day immediately preceding the closing date of the Merger, rounded to the nearest whole cent.
As a result of the elections and pro-ration described above, Island Bancorp shareholders will receive an aggregate of 369,286 shares of Independent common stock and an aggregate of $4,846,500 in cash, which does not include cash in lieu of fractional shares. Independent now has, including the shares issued in connection with the acquisition, 27,231,524 shares of common stock outstanding.

A copy of the news release announcing the completion of the Merger is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
The following Exhibit is filed as part of this report:

Exhibit Number	Description
99.1	News Release of Independent Bank Corp, dated May 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	May 12, 2017	By:	/s/Edward H. Seksay
Edward H. Seksay
General Counsel

Exhibit Index

Exhibit #	Exhibit Description
99.1	News Release of Independent Bank Corp, dated May 12, 2017